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                                                                     EXHIBIT 14B





                          Independent Auditors' Consent




The Board of Directors
Fortis Worldwide Portfolios, Inc.
    Fortis Global Growth Portfolio
    Fortis International Equity Portfolio
Fortis Advantage Portfolios, Inc.
    Fortis High Yield Portfolio
    Fortis Asset Allocation Portfolio
Fortis Equity Portfolios, Inc.
    Fortis Growth and Income Fund
Fortis Money Portfolios, Inc.
    Fortis Money Fund:


We consent to the incorporation by reference in the registration statement on Form N-14 (the "Registration Statement") of The Hartford Mutual Funds, Inc. of each of our reports dated December 3, 2000 for Fortis Global Growth Portfolio and Fortis International Equity Portfolio, September 7, 2001 for Fortis High Yield Portfolio, October 5, 2001 for Fortis Asset Allocation Portfolio and Fortis Growth and Income Fund, and November 2, 2001 for Fortis Money Fund, relating to the financial statements and financial highlights of each Fund. We also consent to the reference to our Firm under the heading "Other Service Providers" in the Registration Statement.



                                             KPMG LLP


Minneapolis, Minnesota
November 9, 2001